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                                                                    EXHIBIT 24.1



                               POWER OF ATTORNEY



     Each person whose signature appears below constitutes and appoints Wayne R. Hellman and/or Louis S. Fisi his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign the Form S-1 Registration Statement, any amendments thereto or any new registration statement filed pursuant to Rule 462(b) and any amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.



               SIGNATURE                                 TITLE                        DATE
- ----------------------------------------  -----------------------------------    --------------
                                          Chief Executive Officer and            June   , 1996
- ----------------------------------------  Director
            Wayne R. Hellman

                                          Chief Financial Officer, Chief         June   , 1996
- ----------------------------------------  Accounting Officer and Director
             Louis S. Fisi

                                          Director                               June   , 1996
- ----------------------------------------
            Richard D. Capra

        /s/  THEODORE A. FILSON           Director                               June 11, 1996
- ----------------------------------------
           Theodore A. Filson

                                          Director                               June   , 1996
- ----------------------------------------
            Francis H. Beam

                                          Director                               June   , 1996
- ----------------------------------------
             Susumu Harada